SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities
         Exchange Act of 1934.

Date of Report (Date of earliest event reported)    JUNE 11, 1997
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                          FIRST AMERICAN RAILWAYS, INC.
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             (Exact name of registrant as specified in its charter)

   NEVADA                           33-14751-D                      87-0443800
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(State of                        (Commission File                 (IRS Employer
Incorporation)                        Number)                    Identification
                                                                      Number)

           3700 NORTH 29TH AVENUE, SUITE 202, HOLLYWOOD, FLORIDA 33020
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           (Address of principal executive offices of the registrant)

Registrant's telephone number, including area code: (954) 920-0606
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              (Former name or former address, if changed since last
                                     report)


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ITEM 5.   OTHER EVENTS.

         On May 12, 1997, the Company commenced a private offering of up to 240 units of its securities at $50,000 per unit, pursuant to Regulations D and S as promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each unit consists of (i) an 8% convertible subordinated note in the principal amount of $50,000 and (ii) 5,000 shares of Common Stock of the Company. Investors purchasing at least 40 units ($2,000,000) will receive an additional 2,500 shares (for a total of 7,500 shares) for each unit purchased; however, the subordinated note(s) issued to these investors contain(s) a mandatory conversion feature which may be exercised by the Company in certain circumstances.

         The purpose of the private offering is to raise additional working capital for the Company, and to date $10,162,500 (gross proceeds) has been raised under the offering. The private offering is expected to be completed on or before September 30, 1997.

         The securities offered in the private offering have not been and will not be registered under the Securities Act and may not be offered and sold in the United States absent registration or an applicable exemption from registration requirements.


ITEM 9.  SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On June 2, 1997, the Company sold 52 units consisting of 337,500 shares of common stock and $2.6 million (principal amount) 8% convertible subordinated notes (the "Notes") pursuant to Regulation S. These securities were sold for a total consideration of $2.6 million. Total underwriting commissions paid on these units was $260,000 along with a non-accountable expense allowance of $52,000. These securities were sold for cash to the following persons:

         1.       Bank Austria Sparkasse der Stadt;

         2.       Bank Sarasin & Co.;

         3.       Lancer Offshore Inc.;

         4.       Lancer Voyager;

         5.       Cass & Co. - Magnum Capital Growth Fund;

         6.       Cass & Co. - Magnum U.S. Equity Fund; and

         7.       Volksbank Kufstein Reg. Gem. M.B.H.



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         On June 11, 1997, the Company sold 129 units consisting of 895,000 shares of common stock and $6.45 million (principal amount) of the Notes pursuant to Regulation S. These securities were sold for a total consideration of $6.45 million. Total underwriting commissions paid on these units was $645,000 along with a non- accountable expense allowance of $129,000. These securities were sold for cash to the following persons:

         1.       Caxton International Limited;

         2.       Corner Bank Ltd-Lugano; and

         3.       Heidrun Eckes-Chanire.

         The Company has sold all of the foregoing securities in reliance upon Regulation S and only to persons who are non-"U.S. Persons" in an "offshore transaction" as defined in Regulation S.

         The Notes may be converted, at the option of the holders thereof, at any time during the five-year term thereof. The conversion price is $3.50 per share. In addition, those persons investing in 40 or more units ($2 million or more) will receive a Note which contains the foregoing conversion provisions, and in addition, which provides that the conversion thereof in shares of common stock may be compelled by the Company if, (i) such shares to be held by the investor are registered under the Securities Act, (ii) a current prospectus is available for the sale of such shares, and (iii) the closing bid price for the Company's common stock is at least $4.50 per share for at least 20 consecutive trading days ending on the fifth trading day prior to the date of the Company's notice of conversion.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             FIRST AMERICAN RAILWAYS, INC.



DATE:  JUNE 18, 1997                          BY:  /S/ DONALD P. CUMMING
                                                  -------------------------
                                                  Donald P. Cumming, Vice
                                                  President and Acting Chief
                                                  Financial Officer



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